SUBSCRIPTION AGREEMENT

         This Subscription Agreement (the "Agreement") is made by and between PerArdua Corporation, a Missouri corporation (the "Company") and the undersigned subscribing investor ("Subscriber").

I. Subscription and Payment.

       1.  Acknowledgment of Receipt.  By executing this Subscription  Agreement
Subscriber   acknowledges  receipt  of  a  copy  of  the  Confidential  Offering
Memorandum dated July 8, 1996 (the "Memorandum").

       2. Subscription and Payment. Subscriber hereby subscribes for __________ Shares of Common Stock, par value $.001 per share (the "Shares") of the Company and One (1) Warrant to purchase__________ Shares at a price of $10.00 per Share (the "Warrant", and together with the Shares, the "Units"), at a total purchase price of $__________ and hereby delivers a check in said amount to cover the full purchase price of such Units.

       3. Representations and Warranties. Subscriber hereby represents and warrants to the Company as follows:


                   (a) SUBSCRIBER HAS READ CAREFULLY AND UNDERSTANDS THE MEMORANDUM AND HAS CONSULTED HIS OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND THE SUITABILITY OF SUCH INVESTMENT FOR THE SUBSCRIBER. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT CONTAINED IN THE MEMORANDUM SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY;

                   (b) The Company has made available to the Subscriber, during the course of this transaction and prior to the purchase of any of the securities referred to herein, the opportunity to ask questions of and receive answers from officers and directors of the Company concerning the terms and conditions of the offering described in the Memorandum, and to obtain any additional information necessary to verify the information contained in the Memorandum or otherwise relative to the financial data and business of the Company, to the extent that such parties possess

                                       l.




such information or can acquire it without unreasonable effort or expense;

                   (c) The Subscriber has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in connection with this investment;

                   (d) The Subscriber's overall commitment to investments which are illiquid is not disproportionate to the net worth of the Subscriber, and the Subscriber's investment in the Shares and Warrant will not cause such overall commitment to become excessive;

                   (e) The Subscriber is purchasing the Shares and Warrant for Subscriber's own account for investment only, and without any view to the distribution thereof or resale to others;

                   (f) Subscriber has evaluated the risks of purchasing the Shares and Warrant, including those risks particularly described in the Memorandum, and has determined that the Shares and Warrant are a suitable investment, that Subscriber has adequate fluancial resources for an investment of such character, and that at this time Subscriber could bear a complete loss of this investment;
                   (g) Subscriber understands that all documents, instruments, records, and books pertaining to the Company and this investment have been made available to Subscriber and, if requested, to his attorney, accountant or investment adviser;
                   (h) Subscriber has been advised and is aware that (i) there is no public market for the Shares or Warrant and there is no assurance that any public market will develop, (ii) it may not be possible to liquidate this investment, and (iii) Subscriber must bear the economic risk of this investment in the Shares and Warrant for an indefinite period of time because the Shares and Warrant have not been registered under the Securities Act of 1933, as amended (the "Act") or under any applicable state securities or "blue sky" laws, and, therefore, cannot be sold unless they are subsequently registered under the Act or such applicable state laws, or unless an exemption from such registration is available;


                                       2.




                   (i) Subscriber will not sell or otherwise transfer any or all of the Shares or Warrant without registration under the Act and the applicable state laws or unless an exemption therefrom is available, and Subscriber understands that the Company has no obligation to effect such registration (except as provided herein) or to comply with any such exemption;

                   (j) Subscriber acknowledges that if this subscription is accepted by the Company, the certificate evidencing the Shares and the Warrant purchased by Subscriber will bear a legend reciting the substance of, or otherwise referring to the restrictions on transfer of the Shares and Warrant described above, and acknowledges that notations restricting the transfer of the Shares and Warrant may also be made on the records of the Company and a stop transfer order may be entered with the Companys' transfer agent, if one is appointed;

                   (k) If the Subscriber is a corporation or partnership, it is authorized to make the investment contemplated herein, and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so;

                   (l) No representations or warranties have been made to the undersigned by any officer, director, employee or agent of the Company, other than as set forth herein and in the Memorandum;

                   (m) Subscriber understands that this offering has not been reviewed, nor have the merits been passed upon, by the Securities and Exchange Commission nor by agencies or officials of any state, including the state in which Subscriber is a resident;

                   (n) Except for the Memorandum and such other documents and information which Subscriber has requested in writing in connection with this offering has not considered or relied upon any other offering material or literature of the Company in connection with Subscriber's decision to make this investment.

                   Subscriber understands the meaning and legal consequences of the foregoing representations and warranties which are true as of the date hereof and will be true as of the date of the purchase of the Shares and Warrant subscribed for herein. Each such representation and Warranty shall survive such purchase.

                                       3.





II. Representations. Warranties and Covenants of the Company

       1. The Company hereby represents and warrants to the Subscriber as follows:

                   (a) All of the representations and warranties set forth in the Option and Asset Purchase Agreement are hereby made to the Subscriber, and are true and correct as of the date hereof, except with respect to those representations and warranties which are made as of a date specified therein, in which case such representations and warranties are hereby made as of the specified date.

                   (b) The Company has provided the Subscriber with all information reasonably available to it without undue expense that such Subscriber has requested for deciding whether to purchase the Units and all information that the Company believes is reasonably necessary to enable such Subscriber to make such decision. To the best of the Company's knowledge after reasonable investigation, neither the Memorandum, the Option and Asset Purchase Agreement or any other written agreements, statements or certificates made or delivered in connection herewith or therewith contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein or herein not misleading.

                   (c) All of the representations made by the Company herein shall survive the closing of the sale of Shares pursuant to this Agreement.

       2. The Company hereby covenants as follows:

                   (a) Limitations on Subsequent Registration Rights. The Company shall not (i) grant, at any time, any "piggyback" registration rights on terms more favorable than those granted hereunder, and (ii) grant, prior to the initial public offering of the Company's securities, any demand registration rights unless such demand registration rights are also granted to the Holders, as defined hereafter, on the same terms and conditions.

                   (b) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities

                                       4.





to the public without registration, the Company agrees to use its best efforts to:

              (i) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

              (ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

              (iii) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

III. Registration Riahts.

         1. If the Company proposes to file a registration statement (the "Registration Statement") for registration of any shares of Common Stock under the Securities Act other than a registration relating solely to an employee benefits plan or a corporate reorganization or other transaction under Rule 145 or a registration on any form that does not permit secondary sales, the Company will:

              (i) Give written notice of such intention to the holder of Common Stock purchased hereby (a "Holder," and

                                       5.





     together with other holders of Common Stock originally purchased pursuant to Subscription Agreements in the form hereof executed in connection with the Option and Asset Purchase Agreement between the Company and PerArdua Investors, L.P., the "Holders") at least thirty (30) days prior to the proposed filing date; and

              (ii) Use its best efforts to include in such registration the number of shares of the Holder's Common Stock which were originally purchased hereby (the "Registrable Securities") specified in a notice received by the Company within twenty (20) days of the date of the notice specified in (i) above is mailed or delivered to the Holder.

Notwithstanding the foregoing, if in any firmly underwritten public offering the managing underwriter thereof determines that any of the Registrable Securities of the Holders and any other holders of registration rights must be excluded from the registration as a result of marketing factors, which determination shall be given in writing, the number of shares of Registrable Securities owned by the Holders to be included in the offering shall be allocated among the Holders and any other holders of registration rights pro rata in accordance with the number of shares of Common Stock requested to be included in such registration.

         2. If and whenever the Company is required by the provisions of this Section to use its best efforts to include any Registrable Securities in any registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible and at its sole cost and expense:

                   (i) cause any registration statement filed to become and remain effective until all of the Registrable Securities are sold, but not for any period longer than nine months;

                   (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such


                                       6.






     registration statement whenever the Holders shall desire to dispose of the same;

                   (iii) furnish to each Holder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request in order to facilitate the disposition of the securities owned by such Holder; and

                   (iv) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall request and ase its best efforts to do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdiction of the securities owned by such Holder.

                   (v) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                   (vi) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         3. The Company shall pay all expenses incurred by it in complying with this Article III (including without limitation all registration and filing fees, printing expenses and fees and disbursements or counsel for the Company) but not the fees and disbursements of counsel for the Holders.

         4. In the event of any registration of any of its securities under the Securities Act pursuant to this Section, the Company will indemnify and hold harmless the Holder of such securities and each other person, if any, who controls such Holder within the meaning of the Securities Act and each other perso~ who participates in the offering of such securities, against any expenses, losses, claims, damages or liabilities, joint or several, to which such Holder or controlling person or


                                       7.





participating person may become subject under the Securities Act or otherwise, in so far as such expenses, losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any qualification or registration statement under which such securities were registered under the Securities Act or qualified under any applicable state securities law, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or any document incident to any such registration or qualification (collectively the "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation of the Securities Act or State securities law or any other regulation thereunder in connection with any registration, qualification or compliance, and will reimburse such Holder and each such controlling person or participating person for any legal or any other expenses reasonably incurred by such Holder or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically for use in the preparation thereof. Each Holder shall, upon the receipt of notice of the commencement of any action against such Holder or against any such controlling person or participating person, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this
Article III, Section 4, promptly notify the Company in writing of the commencement thereof. The omission of such Holder so to notify the Company of any such action shall not relieve the Company from any liability which the Company may have to such Holder or such controlling person or participating person on account of the indemnity agreement contained in this Section to the extent such failure is not prejudicial. In case any such action shall be brought against any Holder or any such controlling person or participating person and such Holder shall notify the Company of the commencement


                                       8.






thereof, the Company shall be entitled to participate in (and, to the extent that the Company sr.all wish, to direct) the defense thereof at the Company's own expense, in which event the defense shall be conducted by recognized counsel chosen by the Company and reasonably satisfactory to the Holder. In the event of any registration by the Company o- any of its securities under the Securities Act pursuant to this Section, the Holder of the securities so registered will indemnify and hoId harmless the Company and each other person, if any, who controls the Company within the meaning of the Securities Act and each officer and director of the Company and the other Holders to the same extent that the Company agrees to indemnify it, but only with respect to the written information relating to such Holder furnished to the Company by such Holder as aforesaid. Notwithstanding the foregoing, in no event shall any indemnity by the Holder exceed the gross proceeds from the sale of Registrable Securities received by such Holder in the Offering.

IV. General.

         1. The Agreement (i) shall be binding upon and shall inure to the benefit of the Subscriber and the heirs, legal representatives, successors, and assigns of the Subscriber, (ii) shall be governed, construed and enforced in accordance with the laws of the State of Missouri (except insofar as affected by the state securities or "blue sky" laws of the jurisdiction in which the offering described herein has been made to the Subscriber as aforesaid), and
(iii) shall, if the Subscriber consists of more than one person, be the joint and several obligation of all such persons.

         2. This Agreement constitutes the final and entire agreement between the parties hereto with respect to the subject matter hereof, and, except as herein provided, may be amended or waived only by a writing executed by all of the parties hereto.

                                       9.




         3. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postase prepaid, to Subscriber at the address set forth on the signature page hereof, and to the Company at its address set forth in the Memorandum.

         EXECUTED as of the date set forth below.

Date:_____________________, 1996

                                   If an individual:

                                   SUBSCRIBER:

                                   ________________________

                                   ________________________
                                   Print Name

                                   If a corporation or other entity:

                                   ________________________

                                   By:_____________________

                                   Its:____________________


                                   ACCEPTED:

                                   PerArdua Corporation

                                   By:_____________________

                                   Its:____________________



                                       10.